UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2014

SHORETEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On January 30, 2014, Michael Gregoire resigned as a member of the Board of Directors (the “Board”) of ShoreTel, Inc. (“ShoreTel”). At the time of his resignation, Mr. Gregoire was Chairperson of the Compensation Committee. To ShoreTel’s knowledge, Mr. Gregoire did not resign because of any disagreement by Mr. Gregoire with ShoreTel or its operations, policies or practices. Mr. Gregoire indicated his desire to reduce his travel commitments to attend ShoreTel's board meetings at its headquarters in Sunnyvale, CA from his New York residence.

(d)

On January 30, 2014, the Board of ShoreTel appointed Constance Skidmore as a Class III member of the Board. As a Class III director, Ms. Skidmore’s term as a director expires on the date of ShoreTel’s annual meeting of stockholders to be held in 2015.

Ms. Skidmore will serve on the Audit Committee of the Board. Pursuant to ShoreTel’s non-employee director compensation policy, Ms. Skidmore will receive an annual cash retainer of $40,000, plus $8,500 per year for Audit Committee service. Directors may elect to receive a fully-vested award of common stock in lieu of the annual cash retainer. Should she make this election, Ms. Skidmore will receive shares having a value of 120% of the cash retainer. Ms. Skidmore was also granted an initial option to purchase 40,000 shares of our common stock at an exercise price of $7.85 per share, the fair market value on the date of grant. The option will have a ten-year term and terminate three months following the date Ms. Skidmore ceases to be one of ShoreTel’s directors, or 12 months afterwards if termination is due to death or disability. The option grant will vest and become exercisable as to 1/48th of the shares each month after the grant date over four years. The vesting of the stock option grant will accelerate in full in connection with a change of control of ShoreTel. In addition, as a new independent director, Ms. Skidmore will receive 11,000 restricted stock units on the date of the first annual stockholders meeting occurring after her first anniversary as a Board member and on the date of each annual stockholders meeting thereafter.

As with other members of the Board, ShoreTel entered into an indemnification agreement with Ms. Skidmore. The indemnification agreement and ShoreTel’s certificate of incorporation and bylaws require ShoreTel to indemnify directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By:	/s/ MICHAEL E. HEALY
Chief Financial Officer

Date:  February 3, 2014